EXHIBIT 11

DUCOMMUN INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF

THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS

	For the Year Ended December 31, 2011
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Loss Available to Common Stockholders	$(46,037,000)	10,536,000	$(4.52)

Effect of Dilutive Securities
Stock Options		85,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$(46,037,000)	10,621,000	$(4.52)

	For the Year Ended December 31, 2010
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Income Available to Common Stockholders	$19,808,000	10,488,000	$1.89

Effect of Dilutive Securities
Stock Options		108,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$19,808,000	10,596,000	$1.87

	For the Year Ended December 31, 2009
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Income Available to Common Stockholders	$10,183,000	10,461,000	$0.97

Effect of Dilutive Securities
Stock Options		49,000

Diluted EPS
Income Available to Common Stockholders + Assumed Conversions	$10,183,000	10,510,000	$0.97